UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  ☒                             Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-12

RUSSELL INVESTMENT COMPANY

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

Shareholder Name

Address

Address

Address

Reference Number:

CRITICAL – PLEASE VOTE NOW!

Your votes are needed now for the Russell Investment Company mutual funds’ special shareholder meeting on Tuesday, May 3, 2016.

Your votes, no matter how many shares you own, are necessary for the funds to reach the required number of votes in order to hold the meeting.

Please vote today!

Call 1-844-700-1478 (toll free) and provide the reference number above.

•	Monday—Thursday – between 9:00 a.m. and 10:00 p.m., EDT

•	Friday – between 9:00 a.m. and 6:00 p.m., EDT

•	Saturday – between 10:00 a.m. and 6:00 p.m., EDT

When you call this number, you will speak with a representative of Boston Financial Data Services, the firm assisting Russell Investment Company in gathering votes.

After careful consideration, the Board of Trustees of Russell Investment Company unanimously recommends that shareholders vote in favor of the proposal.

Thank you!

Russell Investment Company Proxy Process

If you offer Russell Investment Company mutual funds in your plan, the funds urgently need your vote on the proxy process currently underway. Funds must meet quorum in order to hold the special shareholder meeting on Tuesday, May 3, 2016.

Russell Investment Company needs your vote today. Please call 1-844-700-1478 and provide the name of your plan, or please respond to the mailings you’ve received recently.

Boston Financial Data Services is the firm assisting Russell Investment Company in the effort of gathering votes and will be answering the phone line.